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                                                                       EXHIBIT A

                             CRYENCO SCIENCES, INC.

                                      1995

                                   INCENTIVE

                                      AND

                        NON-QUALIFIED STOCK OPTION PLAN

    Section 1.  PURPOSE.

    The purpose of the Incentive and Non-Qualified Stock Option Plan (the "Plan") of Cryenco Sciences, Inc. (the "Company") is to encourage stock ownership by directors, officers, employees, and consultants and advisors of the Company and its subsidiaries by issuing options to purchase shares of the Company's stock ("Options," and individually an "Option"), enabling such directors, officers, employees, and consultants and advisors to acquire or increase their proprietary interest in the Company and thereby encouraging them to continue to provide their services to the Company and its subsidiaries and generally, to promote the interests of the Company and all of its stockholders. The Options issued pursuant to the Plan are intended to constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, at the discretion of the Committee (as defined in Section 2) at the time of grant. The type of Options granted will be specified in the letter of grant to the director, officer or employee who is granted the Options (the "Optionee"). The terms of this Plan shall be incorporated in the grant letter.

    Section 2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee as appointed by the Board (the "Committee"). The Committee shall have at least two members and each member shall be (i) a member of the Board, (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor rule or regulation and (iii) an "outside director" within the meaning of Section 162(m) of the Code.

    (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

    (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

    (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among employees or directors, whether or not such individuals are similarly situated.

    (e) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

    (f) Notwithstanding anything else herein to the contrary, the Committee shall not be required to direct the Company to grant any Options under this Plan.

    Section 3.  ELIGIBILITY.

    Directors (except members of the Committee), officers and employees of the Company or its subsidiaries who are expected to make significant contributions to the long-term success of the Company are eligible to receive incentive stock options or non-qualified stock options under the Plan, as the Committee may select from time to time. Consultants and advisors of the Company or its

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subsidiaries are eligible to receive non-qualified stock options under the Plan, as the Committee may select from time to time. A director, officer, employee, consultant or advisor who is granted an Option is an Optionee (which term also includes the Optionee's Beneficiary under Section 14 hereof). An Optionee may be granted more than one Option.

    Directors who are not also employees of the Company or its subsidiaries shall not be eligible to receive Options in the form of incentive stock options. For purposes of determining employees eligible to receive incentive stock options, the term subsidiary includes only an entity that qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code.

    Section 4.  STOCK.

    The aggregate number of shares of the Company's common stock ("Shares" or "Stock") which may be awarded under the Plan or subject to purchase by exercising Options is 300,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment, termination of director status, termination of consultant or advisor status or expiration or a cancellation with the consent of an employee, director, consultant or advisor of an Option, such shares of Stock shall again become available for award under the Plan. Further, the foregoing aggregate number of shares shall be subject to a corresponding increase or decrease or change in the event of an adjustment in the number or kind of shares subject to Options pursuant to Section 5(h) hereto.

    Section 5.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted pursuant to the Plan will be authorized by the Committee and will be evidenced by an agreement (the "Option Notice" or "Option Agreement") in such form as the Committee may from time to time determine. Each Option Notice will include the information required in subparagraphs (a), (b) and (c) of this Section 5 and will be in conformity with and will incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

    (a)  Number of Shares.

           The number of Shares subject to the Option, which may include fractional shares, will be stated in the Option Notice.

    (b)  Option Price.

           The price per Share payable on the exercise of the Option will be stated in the Option Notice and will be at a price, not less than the greater of (i) 100 percent of the fair market value per share of the outstanding shares of Stock of the Company on the date the Option is granted or (ii) the par value per share of the Stock. Unless the Stock is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or listed on a recognized securities exchange, the fair market value shall be determined, in good faith, by the Committee for all purposes under the Plan. If the Company's Stock is either quoted on NASDAQ or listed on a recognized securities exchange, the fair market value for all purposes under the Plan shall be the representative closing price of the Stock as obtained from NASDAQ or such recognized securities exchange on the date of the grant (or other relevant date) of the Option, or if there is no such quotation on the date of the grant (or other relevant date) of the Option on the most recent date on which selling prices were reported.

    (c)  Form of Option.

           The Option Notice will state whether the Option granted is an incentive stock option or a non-qualified stock option, or both, and will constitute a binding determination as to the form of Option granted.

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    (d)  Payment.

           The price payable on the exercise of the Option in whole or in part will be equal to the Option price multiplied by the number of Shares as to which the Option is exercised, and shall be paid in full upon exercise of any Option, either in cash or by delivering to the Company shares of Stock having a fair market value equal to the aggregate exercise price of the Stock being purchased on exercise of the Options, or by a combination of such cash and shares. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing the Optionee to make a "cashless exercise" of his or her Option.

    (e)  Notwithstanding any other provision of this Plan:

        (i) No Option shall be granted under this Plan after ten years after the adoption date.

        (ii) No Option granted under this Plan shall be exercisable later than ten years from the date of grant.

       (iii) No Option granted to any Optionee shall be treated as an incentive stock option, to the extent such Option would cause the aggregate fair market value (determined as of the date of grant of each such Option) of the Shares with respect to which incentive stock options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an incentive stock option would cause the aggregate fair market value of the Shares to exceed the $100,000 limitation, such incentive stock options shall be taken into account in the order granted. For purposes of this subsection, incentive stock options include all incentive stock options under all plans of the Company that are incentive stock option plans within the meaning of Section 422 of the Code.

       (iv) Options granted pursuant to this Plan may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other Plan of the Company.

        (v) Notwithstanding any provision herein to the contrary, no incentive stock option shall be granted under this Plan to any person who, at the time of the grant of such Option, owns stock possessing more than 10 percent of the total combined voting power of all classes of the Company's Stock, unless the Option price at the time the Option is granted is at least 110 percent of the fair market value of the Stock, and subject to the condition that the Option expires no more than five years from the option grant date.

    (f)  Term and Exercise of Options.

        (i) Subject to the provisions of Section 5(e)(i), (ii) and (v) hereof, Options granted hereunder may be exercisable in whole or in part at such time or times and under such terms and conditions as the Committee shall designate when granting such Options. The Committee may provide that an Option that is not otherwise exercisable becomes exercisable upon the death, disability or discharge without cause of an employee or director.

        (ii) Options granted hereunder may be exercised for fractional Shares.

       (iii) Unless sooner terminated as provided in this Plan, each Option shall expire no later than ten years from the date of grant and shall be void and unexercisable thereafter. An Option may be exercised only by the Optionee during his or her lifetime and may not be exercised by any other person except as provided in Section 5(g) hereof.

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    (g)  Termination of Options.

        (i) Except as provided herein, Options granted to directors, officers and employees shall terminate when the Option holder ceases to be employed by or a director of the Company or its subsidiaries.

        (ii) Upon the death of an Optionee while in the employ of the Company or its subsidiaries, while a director of the Company or its subsidiaries, or upon death of a consultant or advisor to the Company or its subsidiaries, Options held by such Optionee which are exercisable on the date of his or her death shall be exercisable by his or her Beneficiary for a period of one year (or such other period as determined by the Committee and specified in the Option Agreement) from the date of such Optionee's death.

       (iii) Upon termination of an Optionee's employment with the Company or its subsidiaries or if the Optionee is a director, upon termination of the Optionee's term of office, for any reason other than "Cause" as defined in Section 5(g)(iv), Options exercisable by such Optionee on the date of termination shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination, by the Optionee's Beneficiary) for a period of one year (or such other period as determined by the Committee and specified in the Option Agreement) from the date of such Optionee's termination of employment.

       (iv) Upon the termination of an Optionee's employment (or if the Optionee is a director, upon termination of the Optionee's term of office, for "Cause," as defined in this Section 5(g)(iv) all Options held by such Optionee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment (or membership on the Board) has been terminated. For the purposes of this Plan, termination for "Cause" shall include termination by reason of being convicted for any felony or committing willful and gross negligence or willful and gross misconduct in carrying out duties properly assigned to an Optionee by the Company.

        (v) Options may be terminated at any time by agreement between the Company and the Optionee.

    (h)  Recapitalization.

        (i) Subject to Section 5(h)(ii), if the outstanding shares of Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, then, to the extent permitted by the Company, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in
            Section 4, (ii) the number and kind of shares or other securities subject to the outstanding Options, if any, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions. Any adjustment under this Section 5(h) shall be made by the Company, whose determination as to what adjustments shall be made and the extent thereof will be final, binding and conclusive.

        (ii) Notwithstanding anything else herein to the contrary, the Board, in its sole discretion at the time of grant of an Option or otherwise may, in an Option Agreement or otherwise, provide that, with an employee's or director's consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board) any

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             outstanding  Options not theretofore exercisable, shall immediately become exercisable in their entirety and that any such Option may be purchased by the Company for cash at a price to be determined by the Board.

    (i)  Rights as a Stockholder.

           The Optionee will have no rights as a stockholder of the Company with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon exercise has been issued to him or her. Except as determined by the Company pursuant to Section 5(h), no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date the Shares so purchased have been issued.

    (j)  Modification, Extension and Renewal of Option.

           Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised), provided that no such action which adversely affects the Optionee shall be made without the consent of the Optionee.

    (k)  Purchase for Investment.

           Each Option Agreement shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act of 1933, as amended ("the '33 Act"), and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Optionee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Optionee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the '33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

    (l)  No Rights to Employment or Continuing Relationship.

           Officers, employees or directors granted Options under this Plan shall not have any right to continue in the employment of the Company or its subsidiaries or as a member of the Board by nature of the existence of such Options. An Optionee whose employment or membership on the Board is terminated shall have no rights against the Company by reason of the termination of such Option whether the termination of the employment be with or without Cause, as defined in Section 5(g)(iv). Consultants or advisors granted Options under this Plan shall not have any right to continue in their relationship with the Company or its subsidiaries by nature of the existence of such Options.

    (m)  Other Provisions.

           The Option Notice may contain such other provisions as the Committee in its sole discretion deems advisable and which are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon the exercise of the Option.

    Section 6.  TERM OF PLAN.

    Options may be granted from time to time within a period of ten years from the date the Plan is effective as described in Section 10 hereof.

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    Section 7.  AMENDMENT OF THE PLAN.

    Insofar as permitted by law and the Plan, the Board may from time to time amend or terminate the Plan in any respect whatsoever with respect to any Shares at the time not subject to an Option; PROVIDED, HOWEVER, that no such action shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Exchange Act or successor rule or regulation, (iii) increase the maximum number of shares of Stock which are available for awards under the Plan or (iv) extend the period during which Options may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

    Section 8.  APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options will be used for general corporate purposes.

    Section 9.  NO OBLIGATION TO EXERCISE OPTION.

    The granting of an Option will impose no obligation upon the Optionee to exercise such Option.

    Section 10.  EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS.

    The effective date of this Plan is November 16, 1995, subject to the approval by a majority of the Company's stockholders within one year of such effective date. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, Options may be granted by the Committee as provided herein subject to such subsequent stockholder approval.

    Section 11.  WITHHOLDING TAXES.

    The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the issuance of Stock. Such steps include, but are not limited to, the withholding of all or any portion of any payment, or the withholding of the issuance of shares of Stock to be issued upon the exercise of any Option, until the Optionee reimburses the Company for the amount required to be withheld, or cancelling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount required to be withheld.

    Section 12.  CERTIFICATES FOR SHARES OF STOCK.

    (a) Each Optionee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Optionee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

    (b) Shares of Stock shall be made available under the Plan either from authorized and unissued shares, or shares held by the Company in its treasury. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any recognized securities exchange on which the Stock may then be listed, (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable and (iii) the recipient's execution of a stockholders agreement providing such terms and conditions as the Committee may determine in its sole discretion.

    (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any

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       securities  exchange  upon  which  the  Stock  is  then  listed  and  any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 12(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the '33 Act, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

    Section 13.  LOANS.

    (a) The Committee may provide for loans to the Optionee at such time and in such manner as the Committee may determine in connection with the exercise of an Option.

    (b) Any such loan shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; PROVIDED, HOWEVER, that in the case of an incentive stock option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such term or condition that would result in such Option failing to qualify as an incentive stock option.

    Section 14.  BENEFICIARY.

    (a) Each Optionee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. An Optionee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall it be effective as of a date prior to such receipt.

    (b) If no such Beneficiary designation is in effect at the time of an Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such Option, the Company may retain such Option, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

    Section 15.  COMPLIANCE WITH RULE 16B-3.

    (a) Unless an Optionee could otherwise transfer shares issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of an Option grant to the date of disposition of the shares issued upon exercise of the Option.

    (b) It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or other payment to a person who is subject to Section 16 of that Act. Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

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    Section 16.  MISCELLANEOUS.

    (a) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.

    (b) No employee, director, consultant or advisor shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    (c) If the Committee shall find that any person to whom any Option, or portion thereof, is awarded to under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

    (d) The right of any employee, director, consultant, advisor or other person to any Option, or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Optionee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Optionee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Optionee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Optionee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

    (e) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all employees and directors (and to any consultant or advisor who is also an Optionee) at all reasonable times at the Company's headquarters.

    (f) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

    (g) All elections, designations, requests, notices, instructions and other communications from an employee, director, consultant, advisor, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

    (h) The terms of the Plan shall be binding upon the Company and its successors and assigns.

    (i) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

    (j) The Company shall have the right to require an Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Stock.

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